EXHIBIT 23(b)
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference of our report dated January 6, 1995 with respect to the consolidated financial statements of The Beverly National Corporation and subsidiaries as of December 31, 1994 and 1993, and for each of the three years ended December 31, 1994, 1993 and 1992, and such financial statements, which report and financial statements are incorporated by reference from The Beverly National Corporation's annual report on Form 10-K for the fiscal year ended December 31, 1994, in this Registration Statement on Form S-8, and in the Prospectus included herein relating to the registration under the Securities Act of 1933, as amended, of shares of The Beverly National Corporation's Common Stock, par value $2.50 per share.

     We also consent to the reference to our firm set forth under the caption "Incorporation by Reference" in the Registration Statement and Prospectus referred to above.




January 17, 1996        SHATSWELL, MaCLEOD & COMPANY, P.C.

                        By: /s/ Shatswell, MaCleod & Company, P.C.
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